COLONIAL FIRST STATE GLOBAL ASSET MANAGEMENT

GLOBAL PERSONAL DEALING POLICY

CFSGAM AUSTRALIA

Approved by:
Mark Lazberger	Brian Hollingworth
Chief Executive Officer, CFSGAM	Chief Risk Officer, CFSGAM
Updated February 2012

CFSGAM Global Personal Dealing Policy

INDEX

Reference	Name	Detail
Foreword	Foreword	The Foreword includes an explanation of this Policy and user flowchart.

Part A	CFSGAM Requirements	Global CFSGAM Requirements

Part B	Country Specific Requirements	Australia: • AU1-Specific Requirements • AU2-Approval Process

Annexure 1	CBA Group Securities Trading Policy	Global requirements applicable to CBA Securities

Annexure 2	CMIL Securities Trading Policy	Applies to Specified Persons for CMIL Securities

Annexure 3	Global Obligations of Access Persons	Annexure 3 only applies to persons who have been notified in writing that they are an “Access Person” for purposes of the US Investment Advisers Act of 1940

CFSGAM Global Personal Dealing Policy

FOREWORD

Foreword

1	Purpose

CFSGAM is the consolidated asset management division of the Commonwealth Bank of Australia Group (Group).

The purpose of the CFSGAM Global Personal Dealing Policy (CFSGAM Global Policy) is to ensure that the interests of CFSGAM’s clients are always pre-eminent and that CFSGAM personnel only undertake personal dealing where:

•	No business, legal or ethical conflict may arise; and

•	Confidential client or proprietary information is not misused.

The CFSGAM Global Policy is consistent with the Statement of Professional Practice and incorporates the requirements of the Group Securities Trading Policy (CBA Policy or Annexure 1) and CMIL Securities Trading Policy (CMIL Policy or Annexure 2).

It is expected that at all times the spirit and intent of the CFSGAM Global Policy will be adhered to.

2	Insider Trading

The Group Securities Trading Policy (Refer A1 of Annexure 1) references to the insider trading provisions of the Corporations Act which apply in the Australian jurisdiction. These requirements must be complied with at all times without exception.

These insider trading provisions are generally consistent with those of other country specific legislation. If you require further information refer to your local Risk Management & Compliance (RM&C) team.

3	Reference by Incorporation

To minimise duplication and ensure consistency, unless stated otherwise, definitions applicable to CBA Securities also apply to Other Securities.

4	CFSGAM Global Policy Structure

Reference	Name	Comment
Foreword	Foreword	Overview, key principles and definitions.

Part A	CFSGAM Requirements	CFSGAM global requirements.

Part B	Country Specific Requirements	Country specific requirements and approval procedure. These requirements may be due to business or jurisdictional reasons.

Annexure 1	Group Securities Trading Policy

Requirements for transacting in CBA Securities and additional controls over Specified Persons.

Once these requirements are satisfied you must obtain approval in accordance with Part B prior to trading.

Annexure 2	CMIL Securities Trading Policy	Applies to Specified Persons for CMIL Securities only. Once these requirements are satisfied you must obtain approval in accordance with Part B prior to trading.

Annexure 3	Global Obligations of Access Persons

This Annexure only applies if you have direct or indirect responsibilities relating to advisory activities under the US Investment Advisers Act of 1940.

If you are an Access Person you will have been notified of this fact in writing.

The following references are used in this policy document:

•	CFSGAM Global Personal Dealing Policy – CFSGAM Global Policy

•	CBA Group Securities Trading Policy – CBA Policy or Annexure 1

•	CMIL Securities Trading Policy – CMIL Policy or Annexure 2

•	Global Obligations of Access Persons – Annexure 3 (refer to note 5 below).

CFSGAM Global Personal Dealing Policy

FOREWORD

5	Access Persons & US Advisory Activities

Access Persons - General

Certain CFSGAM entities undertake an investment advisory business in the USA and are regulated by the US Investment Advisers Act of 1940 (US Act).

Under the US Act stringent regulatory obligations are imposed on the personal dealing activities of persons who undertake duties on behalf of the SEC registered investment advisor, these persons are called Access Persons.

The decision as to whether you are an Access Person will have been made by senior management after consideration of advice from Legal Services and RM&C. If you are an Access Person you will be advised of this status in writing.

If you are an Access Person you must in the first instance comply with all of the requirements of Annexure 3 (Global Obligations of Access Persons) in priority over all other sections of the CFSGAM Global Policy. This is because Annexure 3 details regulatory obligations under the US Act.

If you have any doubt as to your status as an Access Person contact your local head of RM&C before transacting in any unlisted or listed security whatsoever.

The obligations applicable to those persons who have been advised in writing that they are Access Persons for purposes of the US Investment Advisers Act of 1940 are all contained within Annexure 3. An Access Person must satisfy these in totality before transacting in any security whatsoever.

The definition of an Access Person’s holdings includes their direct and indirect Beneficial Ownership in securities, i.e. that of their immediate household (refer Annexure 3).

Access Persons with Dual Responsibilities

In addition to their duties under the US Investment Advisers Act of 1940, certain Access Persons may also undertake duties on behalf of an entity which is subject to regulation under alternative rules and/or legislation, e.g. a US broker-dealer. In relation to any duties they undertake on behalf of that entity, an Access Person with such dual responsibilities must ensure that they satisfy the personal dealing requirements of that entity (as applicable). Refer to Item 6 of US-1 contained in Annexure 3.

CFSGAM Global Personal Dealing Policy

FOREWORD

6	How do I use the CFSGAM Global Policy?

The personal dealing requirements applicable depend upon the security and your status as a Specified Person for that security category. The following is an overview of securities and requirements:

7	Securities

The CFSGAM Global Policy deals with three different categories of security, each of which is subject to different requirements mandated by one or more of the CFSGAM businesses, the CMIL Board and the CBA Board.

The three categories of securities dealt with in the CFSGAM Global Policy are:

•	CBA Securities - these consist of CBA.AX and/or any derivation whatsoever (refer A1 of Annexure 1).

•	CMIL Securities - these consist of CFX.AX and CPA.AX and/or any derivation whatsoever, (refer Definitions of Annexure 2).

•	Other Securities - these consist of all other securities and/or any derivation whatsoever excluding CBA Securities and CMIL Securities.

8	Who does the CFSGAM Global Policy apply to?

The requirements differ depending upon the security category and a person’s status as a Specified Person for that security.

•	CBA Securities – CBA Policy (Annexure 1);

•	CMIL Securities – CMIL Policy (Annexure 2) and

•	Other Securities – Part A and Part B.

CFSGAM Global Personal Dealing Policy

FOREWORD

9	Specified Persons

Specified Persons are persons to whom additional restrictions apply and these vary depending upon the security category.

Specified Persons are defined in the relevant security category policy and you must not transact until you are certain of your status as a Specified Person for a security category. If you are uncertain of this refer to your local RM&C team.

10	Associates of Specified Persons

Associates of Specified Persons consist of related persons or entities such as a spouse or partner. Generally, Associated Persons are subject to similar requirements as Specified Persons. Refer to the relevant security category policy for guidance.

11	Precedence

In the event of a conflict between the CFSGAM Global Policy and country specific legal and regulatory requirements then the latter will have precedence.

12	Review Responsibilities & Confidentiality

The Owners of the CFSGAM Global Policy are responsible for review as follows:

•	Foreword, Parts A and B - CFSGAM Chief Risk Officer (CRO);

•	Group Securities Trading Policy (Annexure 1) – Group Chief Risk Officer;

•	CMIL Securities Trading Policy (Annexure 2) – CMIL Board;

•	Global Obligations of Access Persons (Annexure 3) – Refer Annexure 3.

The consent of the CFSGAM CRO is required prior to releasing the Foreword and Parts A and B.

The Group Securities Trading Policy and CMIL Securities Trading Policy are public documents available from the ASX and may be released to any person.

13	No Advice and No Liability

Authorisation to transact under any part of the CFSGAM Global Policy does not constitute the provision of financial advice. It is recommended that all persons speak to their professional advisor prior to seeking approval to transact.

No liability of any form whatsoever is assumed for any loss or opportunity cost arising from the application of the CFSGAM Global Policy to any personal dealing activities.

14	Breaches of the CFSGAM Global Policy

Compliance with the personal dealing requirements of the CFSGAM Global Policy applicable to each of the three security categories is mandatory.

Non compliance with any part of the CFSGAM Global Policy for a security category constitutes a breach and may result in disciplinary action, including termination of employment.

15	Compliance Monitoring

Compliance with all aspects of the CFSGAM Global Policy is monitored by Group Regulatory Risk & Compliance and the relevant country specific business unit RM&C.

16	Records

Persons are required to maintain their own records of their personal interests in all securities and relevant supporting documentation. Record keeping requirements are specified in the relevant Country Specific Requirements (Part B).

Personal dealing records must be disclosed to parties where the information is required in the discharge of their duties.

17	Questions and Interpretation

Any questions or matters of interpretation relating to the CFSGAM Global Policy should be directed to your local Head of RM&C, whose decision is binding.

CFSGAM Global Personal Dealing Policy

CFSGAM REQUIREMENTS

PART A

1.	Foreword

CFSGAM requirements consist of the additional controls over personal dealing applicable to the CFSGAM division.

2.	Insider Trading

If any person directly or indirectly comes into possession of unpublished price-sensitive information at any time for any security they become an insider and transacting in that security is strictly forbidden.

The provisions of the CBA Policy (refer Part A of Annexure 1) and local legal and regulatory requirements must be complied with at all times without exception.

3.	Who does the CFSGAM Global Policy apply to?

The CFSGAM Global Policy applies to the following who directly or indirectly undertake duties on behalf of CFSGAM:

•	Employees;

•	Associates of CFSGAM Employees (“Associate” is defined in Annexure 1 Part B3);

•	Contractors, as defined in Annexure 1 Part B1; and

•	Specified Persons.

There are currently no Specified Persons for Other Securities.

4.	What Securities does the CFSGAM Global Policy apply to?

Part A and Part B apply to “Other Securities” which consists of all other securities excluding CBA Securities and CMIL Securities.

Approval to transact in Other Securities may only be sought in accordance with the relevant Country Specific Requirements of Part B.

5.	Specified Persons – CBA Securities and CMIL Securities

A Specified Person who is authorised to transact under the CBA Policy or CMIL Policy must, subject to the exemptions that apply in their jurisdiction, obtain approval in accordance with the relevant Country Specific requirements of Part B.

6.	Approval

Approval to transact must be requested and received in writing in accordance with the relevant Country Specific Requirements (Part B) prior to transacting in any securities.

7.	Specific Restrictions

The following restrictions apply to all securities.

•

Preferential Initial Public Offers and Placements - Employees are prohibited from participating in any preferential Initial Public Offer allocation and placements that may arise due to their current position or duties within CFSGAM: and

•	Short Term Trading Profits – Any securities acquired under the CFSGAM Global Policy must be held for a minimum holding period of 30 calendar days.

8. Specific Exemptions

The following transactions in Other Securities do not require approval under the CFSGAM Global Policy:

•

Public Offer - An acquisition or disposal of securities made by public offer document which is open to either all existing shareholders or the public e.g. initial public offering or a buy-back of shares. (This specifically excludes preferential allocations.); and

•

Acquisitions or disposals under an offer made to all or most security holders of an entity (for example, acquisition of securities under a dividend reinvestment plan or share purchase plan, acceptance of takeover offer or equal access buy back).

9.	Extreme Circumstances/Hardship

Extreme situations/hardship may arise where an Employee and/or Associate are required to liquidate securities in rare and/or very unusual circumstances.

A transaction in Other Securities under the hardship/extreme circumstances provisions must be pre-approved in accordance with the Country Specific Requirements of Part B

CFSGAM Global Personal Dealing Policy

COUNTRY SPECIFIC - AUSTRALIA

PART B - AU1

Australia – Country Specific Requirements

1.	Foreword

Part B consists of two sections:

Part B - AU1 – Country Specific Requirements applicable in Australia;

and Part B - AU2 - Australian Approval Process.

2.	Application

All Australian based personnel are required to read and comply with the CFSGAM Global Policy and must undertake all personal account dealing in accordance with it.

3.	Securities and Approval

Part B - AU2 outlines the specific steps applicable in the Australian approval process. CBA Securities and CMIL Securities

A person may only transact in CBA Securities or CMIL Securities so long as they have satisfied the requirements of the CBA Policy or CMIL Policy.

So long as these requirements are met and subject to the exemptions of Part A and Part B, a person may seek approval to transact in CBA or CMIL Securities in accordance with their Country Specific requirements.

It is important to remember Specified Persons and their Associates may only transact within the trading windows.

Other Securities

Subject to the exemptions in Parts A and B of the CFSGAM Global Policy, approval to transact must be requested and received in writing prior to dealing in Other Securities.

4.	Approval

Approval Process

Authorisation for personal dealing requests is transparent and it is managed on your behalf as part of the Approval Process.

Approval Timeframe

Approval to transact in securities is valid for 5 business days from the date of approval. If the transaction has not been conducted by the time this period has elapsed, then a new approval will need to be sought prior to transacting.

Approval Turnaround Timeframe

All reasonable efforts will be made to approve the Personal Dealing Authorisation Form within 36 hours of receipt, however circumstances may result in this timeframe being exceeded.

5.	Australian Specific Restrictions

Persons designated as Specified Persons for CBA Securities and CMIL Securities may only transact after satisfying the requirements of the CBA Policy or CMIL Policy, refer Annexure 1 and 2 respectively.

6.	Australian Specific Exemptions

So long as the relevant requirements of the CFSGAM Global Policy (including those relating to CBA and CMIL Securities per Annexure 1 or 2) and the Statement of Professional Practice are complied with and you are not in possession of any unpublished information that may be deemed price sensitive, then the following transactions do not require approval in Australia under the CFSGAM Global Policy:

A) Broad Market Indices, ETFs, Commodities and Derivatives

A transaction, the value of which is determined by reference to the price or index of one or more of the following is excluded from the CFSGAM Global Policy:

a)	A broad market index (e.g. ASX/S&P, FTSE, Hang Seng, STI index or equivalent); or

b)	ETFs that track a broad market index (or equivalent); or

c)	Commodities (e.g. gold or silver); or

d)	Derivatives (e.g. FX); or

e)	Options, synthetics or equivalent over these excluded transactions.

B) Unlisted Funds

Transactions in unlisted funds which are open to public application or redemption at a publically

CFSGAM Global Personal Dealing Policy

COUNTRY SPECIFIC - AUSTRALIA

PART B - AU1

available unit price are expressly excluded from the application of the CFSGAM Global Policy.

C) Associate Exemption

Associates of an Employee are exempted from this Policy if the Employee provides an attestation to CFSGAM RM&C that names the Associates to whom this exemption applies and confirms:

•	The named Associates make independent investment decisions without the influence and/or control of the Employee; and

•	When the investment decision is made by the Associate, the relevant Employee does not have any beneficial ownership or interest over the securities held by the named Associates.

D) “De-minimis”

The “de-minimis” exemption in Australia allows Employees and Associates to complete a number of transactions in a specific security to a maximum total cumulative value of up to $20,000 in value over a 12 month period without prior authorisation.

For purposes of this exemption buy and sell transactions must be grossed up, they must not be netted off.

The cumulative value is determined as the total gross value of buy and sell transactions that have been undertaken in the preceding 12 months under the de-minimis exemption.

The basis of the de-minimis exemption is that transactions of this size are too small to impact on the execution of client orders in the case of an asset manager of CFSGAM’s scale.

E) No Change of Beneficial Interest

Transactions in Other Securities that do not result in a change in beneficial interest in the relevant securities are exempted from the CFSGAM Global Policy.

An example of such would be a transfer of securities by the beneficial owner to a self managed superannuation fund where the beneficial owner’s ultimate interest in the securities is totally unchanged.

F) Temporary Employees

Temporary employees with a continuous employment contract(s) period totalling no more than three months are excluded from the application of the CFSGAM Global Policy on the condition that CFSGAM RM&C has reviewed matters it considers relevant and confirmed the application of this exclusion in writing.

7.	Extreme Circumstances

Requests to transact in Other Securities on the basis of extreme circumstances/hardship may be permitted with the specific written approval of the Employee’s manager or MoR and CFSGAM Chief Risk Officer.

At all times the relevant regulatory and privacy obligations must be observed.

CFSGAM Global Personal Dealing Policy

COUNTRY SPECIFIC - AUSTRALIA

PART B - AU2

Australia - Approval Process

The Personal Dealing Authorisation Form is available on the CFSGAM RM&C Intranet The steps to the approval process are as follows:

Step 1 – Personal Dealing Authorisation Form (refer Notes 1 & 2 below)

Record the details of the proposed transaction (refer Note 3 below) and answer the questions in Step 1 of the Personal Dealing Authorisation Form.

(These questions include an attestation that the applicant has read and understood the CFSGAM Global Policy).

A separate Personal Dealing Authorisation Form is required for each transaction.

The Personal Dealing Authorisation Form should be emailed to CFSGAM RM&C at CFSGAMpersonaldealing@colonialfirststate.com.au.;

Once the completed Personal Dealing Authorisation Form has been sent the authorisation process will be managed on your behalf and you must await written notification of approval.

You must not transact until you have received the written notification of approval in writing, which is the completion of Step 4.

Steps 2A and 2B – Approval from Authorised Signatories

Approval for the relevant transaction will be sought on your behalf from the relevant authorised signatories, (refer Note 4 below).

The authorised signatories will complete Steps 2A and 2B of the Personal Dealing Authorisation form and provide the information contained therein.

Once approved by the Authoriser at Steps 2A and 2B all Personal Dealing Authorisations must be submitted to the CFSGAM CIO (or his delegate) for approval at Step 3.

All authorisations must be separate and distinct.

Step 3 –Chief Investment Officer /Additional Authorisation

The CFSGAM CIO (or delegate) will complete Step 3 of the Personal Dealing Authorisation Form.

Authorised CFSGAM delegates include the Chief Executive Officer, Head of Global Investment Solutions, and the Head of Strategy, Projects & Operations.

The determination of the authorised signatory is final and not open for discussion.

Step 4 – Notification of Approval

Confirmation or denial of approval for the Personal Dealing Authorisation request will be supplied by email to the Employee and/or Associate.

Approval to transact is valid for five business days from the date of approval.

Notes

Note 1 – If you have been advised in writing that you are an Access Person for purposes of the US Investment Advisers Act of 1940 then you cannot transact in any security whatsoever until you have complied in totality with all of the requirements of Annexure 3.

Note 2 – An Access Person’s holdings and transactions include those in which the Access Person has any direct or indirect Beneficial Ownership (refer Annexure 3). This means that an Access Person’s holdings and transactions include those of their immediate household.

Note 3 - Approval to transact in CBA Securities or CMIL Securities should only be sought once the requirements of the relevant policy at Annexure 1 or 2 have been satisfied. Specified Persons or their Associates may only transact during the notified trading window.

Note 4 - All reasonable efforts will be made to approve the Personal Dealing Authorisation Form within 36 hours of receipt. However at all times client interests will have absolute priority which can result in this timeframe being exceeded.

CFSGAM Global Personal Dealing Policy

ANNEXURES 1 & 2

Annexure 1 – Group Securities Trading Policy

This Link is to the published Group Securities Trading Policy.

Annexure 2 – CMIL Group Securities Trading Policy

This Link is to the published CMIL Securities Trading Policy.

CFSGAM Global Personal Dealing Policy

ANNEXURE 3

US - 1

GLOBAL OBLIGATIONS OF ACCESS PERSONS

FOREWORD

1.	Introduction

Annexure 3 details the SEC and CFSGAM requirements that apply to “Access Persons” for purposes of the US Investment Advisers Act of 1940 (US Act).

2.	Access Persons

Persons who are Access Persons for purposes of the Act have been notified of this fact in writing. If you have any doubt whatsoever as your status clarify this fact with your local head of RM&C before transacting in any securities whatsoever.

3.	Structure

Annexure 3 consists of three sections:

•	US-1 Foreword : Introduction and commentary

•	US-2 Mandatory Regulatory Requirements: Obligations under the US Act with which Access Persons must comply in totality.

•	US-3 CFSGAM Requirements of Access Persons: CFSGAM mandated requirements of Access Persons.

4.	Precedence

The requirements in US-2 constitute regulatory obligations under the Act and have precedence over all other sections and Annexures of the CFSGAM Global Personal Dealing Policy (CFSGAM Global Policy).

5.	Application of Other Sections of the CFSGAM Global Policy

Once an Access Person has satisfied all of the requirements of US-2 and US-3 of Annexure 3 then the Access Person must review and comply with the other Parts and/or Annexures of the CFSGAM Global Policy.

For example, an Access Person may also be a Specified Person for CBA Securities. In this case the Access Person must:

•	Step 1-Firstly: Comply with the requirements of Annexure 3; and

•	Step 2-Secondly: Comply with the CBA Group Securities Trading Policy and/or CMIL Securities Trading Policy (which are Annexures 1 and 2 respectively of the CFSGAM Global Policy); and

•	Step 3-Thirdly: Meet the authorisation requirements of the relevant Country Specific Part B.

If the Access Person is not transacting in CBA or CMIL Securities then the Access Person needs to comply firstly with Step 1 and secondly with Step 3 above as Step 2 would not apply.

To aid an Access Person in understanding how Annexure 3 links in with the CFSGAM Global Policy refer to the diagram in the Foreword of the CFSGAM Global Policy.

6.	Access Persons Subject to Additional Regulation

If an Access Person undertakes duties for a CBA Group business outside of CFSGAM in any jurisdiction (e.g., Commonwealth Australia Securities LLC (CAS), a US broker-dealer) and that person is subject to personal dealing and regulatory obligations not specified in the CFSGAM Global Policy then they must review and comply with those requirements prior to transacting under the CFSGAM Global Policy.

If an Access Person is dual-hatted and subject to both the CFSAMA Code of Ethics and the CAS written supervisory procedures, then he or she must satisfy the obligations of both the CAS written supervisory procedures and the CFSGAM Global Policy.

CFSGAM Global Personal Dealing Policy

ANNEXURE 3

GLOBAL OBLIGATIONS OF ACCESS PERSONS

MANDATORY REGULATORY REQUIREMENTS

1.	Insider Trading/Possession of Material Non-public Information

Under no circumstances whatsoever may an Access Person transact in any security or instrument in any jurisdiction if that person is in possession of inside information or Material Non-public Information.

2.	Application

The requirements of Annexure 3 apply to the reporting of and transacting in all securities by an Access Person, irrespective of the geographical location of the Access Person or jurisdiction of the Security.

An Access Person’s holdings in any security include those in which he or she has direct or indirect Beneficial Ownership. This definition includes the immediate household of the Access Person (refer Definitions).

3.	Definitions under the US Act.

The definitions under the US Act that apply to Access Persons are different from those in other sections of the CFSGAM Global Policy. It is important that you refer to the Definitions section of US-2 for the definitions that apply to Access Persons.

4.	PROCEDURE FOR AN ACCESS PERSON TO TRANSACT IN SECURITIES

5.	IPOs & Limited Offers in a US Jurisdiction

The US Act requires that Access Persons obtain approval before they directly or indirectly acquire Beneficial Ownership in any security issued in a US jurisdiction via an Initial Public Offering (IPO) or in a Limited Offering (Private Placement).

6.	Approval of All Other Transactions (excluding IPOs & Limited Offers in a US Jurisdiction) All other transactions by an Access Person in securities must be undertaken in accordance with US-3.

7.	REPORTING

All Access Persons must submit to the Chief Compliance Officer (or other designated person) reports detailing specific information of all Reportable Securities in which the Access Person has direct or indirect Beneficial Ownership. These reports are:

•	Initial Holdings Report – Within 10 days of becoming an Access Person

•	Transaction Report – Within 30 days of each calendar quarter;

•	Annual Holdings Report – Within 30 days of balance date (see section 9); and.

•	Notification of Opening of Securities Accounts – Immediate.

All holdings and transactions in Reportable Securities must be reported, irrespective of whether or not there is an approval requirement.

The minimum fields and information that must be reported are detailed under each report heading below.

8.	Initial Holdings Report

An Initial Holdings Report of Reportable Securities must be submitted by an Access Person no later than 10 days after the person becomes an Access Person. All information reported must be current as of a date no more than 45 days prior to the date the person becomes an Access Person.

At a minimum, the Initial Holdings Reports must contain the following (as applicable) for each Reportable Security that the Access Person has any direct or indirect Beneficial Ownership:

•	The title and type of Security;

•	The exchange ticker symbol or CUSIP number;

•	The number of shares;

•	The principal amount;

•	The name of any broker, dealer or bank in which the Access Person maintains an account in which any Reportable Securities are held for the Access Person’s direct or indirect benefit;

•	Custody details of Reportable Securities held other than with a financial institution, e.g. at home, safe deposit box, issuer sponsored etc; and

•	The date the Access Person submits the report.

In addition an Access Person must disclose the details of any account held with a financial institution such as a bank, broker-dealer, adviser etc through which the Access Person may acquire a direct or indirect Beneficial Ownership interest in any security.

CFSGAM Global Personal Dealing Policy

ANNEXURE 3

US - 2

GLOBAL OBLIGATIONS OF ACCESS PERSONS

9.	Annual Holdings Report

An Annual Holdings Report of Reportable Securities must be submitted at least annually by an Access Person and all information reported must be current as of a date no more than 30 days prior to the date reporting is required i.e. within 30 days of balance date.

Under the US Act the reporting period is within 45 days, however CFSGAM requires these reports be provided within 30 days after balance date.

At a minimum, the Annual Holdings Report must contain the same information as does the Initial Holdings Report for:

•	Each Reportable Security that the Access Person has any direct or indirect Beneficial Ownership and

•	The details of the account held with the financial institution through which transactions in Reportable Securities were transacted.

10.	Quarterly Transactions Report

No later than 30 days after the end of the calendar quarter, Access Persons must submit to the Chief Compliance Officer or other designated person, quarterly Transactions Reports.

The Transaction Reports must, at a minimum, cover all transactions in Reportable Securities during the quarter in which the Access Person has direct or indirect Beneficial Ownership.

At a minimum, Transaction Report must include the following information fields for each Reportable Security:

•	The date of the transaction;

•	The title of the Security;

•	The exchange ticker symbol or CUSIP number (as applicable);

•	The interest rate and maturity date (if applicable);

•	The number of shares and principal amount;

•	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

•	The price of the Security at which the transaction was effected;

•	The name of the broker, dealer or bank with or through which the transaction was effected; and

•	The date the Access Person submits the report

11.	Notification of Opening of Security Accounts

An Access Person must immediately notify the Chief Compliance Officer of the full details of any new security account that is opened through which the Access Person may acquire a direct or indirect Beneficial Ownership interest in any security (this includes Reportable Securities and non-Reportable Securities).

12.	Nil Reports

Whilst it is not a requirement under the US Act, CFSGAM has adopted the SEC recommended practice of requiring Access Persons to file a “Nil” Holdings Report and Transactions Report if the Access Person has no holdings or transactions in Reportable Securities.

13.	Broker Confirmations and Statements

Broker confirmations and statements may be accepted in lieu of Transaction and Holdings Reports so long as the confirmations and statements contain all the required information and as long as the information is current in accordance with the Transactions Reporting and Holdings Reporting deadlines.

This reporting medium will only be accepted by the Chief Compliance Officer so long as it is accompanied by an appropriate attestation from the Access Person.

14.	RECORD KEEPING

The following records relating to Reportable Securities reporting must be kept by CFSGAM:

•	Copies of the CFSGAM Global Policy;

•	Records of breaches of the CFSGAM Global Policy and actions taken as a result of these;
•	A list of all Access Persons of the investment adviser. This list must include every person who has been an Access Person within the last five years;

•	Personal securities Transaction Reports of the Access Persons;

•	Personal securities Holding Reports of the Access Persons;

•	Attestations, account notifications and other reporting required by Annexure 3 of the CFSGAM Global Policy and

CFSGAM Global Personal Dealing Policy

ANNEXURE 3

US - 2

GLOBAL OBLIGATIONS OF ACCESS PERSONS

•	Records relating to decisions and the prior approval of Access Persons’ acquisitions of an interest in US Initial Public Offering (IPO) or US Limited Offerings (Private Placements).

In general, these records must be maintained for the standard Australian retention period of seven years (the Australian retention period applies as it is in excess of the US requirement).

Records must be retained in an easily accessible location and, in the case of an offshore adviser, produced to the SEC upon demand with 14 days.

15.	COMPLIANCE

16.	Breaches

Any violation whatsoever of the requirements of Annexure 3 must be reported promptly to the Chief Compliance Officer or other designated party. If reported to any person other than the Chief Compliance Officer then that designated party is then required to report it to the Chief Compliance Officer.

17.	Review of Transactions and Holding Reports

In addition to receiving these reports, the Chief Compliance Officer or other designated party of the investment adviser will review these personal Holding and Transaction Reports.

The Chief Compliance Officer must be provided with any documentation that the Chief Compliance Officer consider necessary to support the entries in the Holding and/or Transaction Reports.

18.	Annual Review

At least annually the Chief Compliance Officer will arrange for the investment adviser board to review those sections of the CFSGAM Global Policy relevant to the personal dealing activities of Access Persons.

19.	DEFINITIONS

20.	Access Person

Access Persons are any of the investment adviser’s Supervised Persons who:

•	Has access to non-public information regarding any investment advisory client’s purchase or sale of Securities, or non-public information regarding the portfolio holdings of any Reportable Fund; or

•	Any person who is involved in making Securities recommendations to investment advisory clients, or who has access to such recommendations that are non-public.

If providing investment advice is an investment adviser’s primary business, all of its directors, officers and partners are presumed to be Access Persons.

21.	Automatic Investment Plan

An automatic investment plan is defined to mean a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan. (Refer Rule 204A-1(e)(2) of the US Act).

22.	Beneficial Ownership

For personal securities transaction purposes, an Access Person is, in addition to their own holdings, presumed to be a beneficial owner of any securities that are held by his/her immediate family members sharing the Access Person’s household. An Access Person’s household includes all relations and other persons sharing the household.

Beneficial ownership generally is voting or investment control over the securities or where a person has a pecuniary interest in the securities. A pecuniary interest is the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in securities.

23.	Material Non-public Information

Material Information - Information is material if there is a substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, hold or sell a security. Therefore, any information that could reasonably be expected to affect the price of the security is material.

Non-public Information - Non-public information is information that is not generally known or available to the public. Information is considered to be available to the public only when it has been released to the public through appropriate channels.

24.	Fund

A Fund is any fund registered under the US Investment Company Act 1940 (i.e. a US registered fund).

CFSGAM Global Personal Dealing Policy

ANNEXURE 3

US - 2

GLOBAL OBLIGATIONS OF ACCESS PERSONS

25.	Initial Public Offering (IPO)

An IPO is an initial offering of securities registered under the US Securities Act of 1933

26.	Limited Offering (also known as a Private Placement)

A Limited Offering is an offering that is exempt from registration under the US Securities Act of 1933

27.	Reportable Fund

For purposes of the definition of “Reportable Fund”, it is important to note the definition of a Fund. As defined above, a Fund is any fund registered under the US Investment Company Act 1940 (i.e. a US registered fund).

In the case of any CBA Group entity that is an SEC registered investment adviser such as Colonial First State Asset Management (Australia) Limited (CFSAMA), a reportable fund is a Fund for which:

•	CFSAMA serves as an investment adviser; or

•	Any Fund whose investment adviser or principal underwriter controls CFSAMA or,

•	Any Fund controlled by CFSAMA; or

•	Any Fund under common control with CFSAMA.

For the purpose of this section, “control” has the same meaning as it does in section 2(a)(9) of the Investment Company Act of 1940.

“Control” means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 per centum of the voting securities of a company shall be presumed to control such company.

28.	Security

“Security” means any:

•	Note, stock, treasury stock, bond, debenture, security future, evidence of indebtedness; or

•	Certificate of interest or participation in any profit-sharing agreement; or

•	Collateral-trust certificate; or

•	Pre-organisation certificate or subscription, transferable share, investment contract; or

•	Voting-trust certificate, certificate of deposit for a security; or

•	Fractional undivided interest in oil, gas, or other mineral rights; or

•

Any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof); or

•	Any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency; or

•	In general, any interest or instrument commonly known as a “security”; or

•	Any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

US Legal advice has confirmed that the definition of “Security” includes all securities, irrespective of the jurisdiction in which the security is issued. For example CBA.AU, BHP.AU, ICI.LN, 5 HK (HSBC issued in HK) are all captured by the definition.

29.	Reportable Security

A reportable security is any Security (as defined above) with the exception of the following:

•	Direct obligations of the Government of the United States;

•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debit instruments, including repurchase agreements;

•	Shares issued by money market funds;

•	Shares issued by US open-end Funds excluding open-ended Funds that are Reportable Funds; and

•	Shares issued by unit investment trusts that are invested exclusively in one or more open-end Funds, none of which are Reportable Funds.

For an offshore investment adviser such as CFSAMA, Reportable Securities also include:

•

Holdings in all listed and unlisted non-US registered collective investment vehicles such as managed investment schemes or trusts, irrespective of whether these are open ended or closed ended (confirmed by US Legal advice); and

•	Holdings in Reportable Funds.

CFSGAM Global Personal Dealing Policy

ANNEXURE 3

GLOBAL OBLIGATIONS OF ACCESS PERSONS

Reportable securities do not include any personal Securities held in accounts over which the Access Person has no direct or indirect influence or control ( e.g. a superannuation fund such as the staff superannuation fund).

Also Reportable Securities do not include any transactions effected pursuant to an Automatic Investment Plan.

30.	Supervised Person

Supervised Persons includes any employees, partners, officers, directors (or other persons occupying a similar status or performing similar functions) as well as any other persons that provide investment advice on the investment adviser’s behalf and are subject to the investment adviser’s supervision and control.

CFSGAM Global Personal Dealing Policy

ANNEXURE 3

GLOBAL OBLIGATIONS OF ACCESS PERSONS

CFSGAM REQUIREMENTS OF ACCESS PERSONS

1.	Approval

Once the requirements of Annexure 3 have been satisfied, transactions in securities in which an Access Person has a direct or indirect Beneficial Ownership must be pre-approved in accordance with the other relevant Parts and/or Annexures of the CFSGAM Global Policy.

2.	Dual Hatted Access Persons

As stated in Item 6 of US-1, if an Access Person is dual-hatted and subject to both the CFSAMA Code of Ethics and to personal dealing and regulatory obligations not specified in the CFSGAM Global Policy, (e.g., the written supervisory procedures of Commonwealth Australia Securities LLC (CAS), a US broker-dealer), then he or she must review, and if applicable in relation to any personal dealing transactions undertaken, satisfy the obligations of:

•	The CAS written supervisory procedures; and

•	The CFSGAM Global Policy.

3.	Exemptions (excluding US IPOs and US Limited Offerings)

The exemptions allowable under the other relevant Parts and/or Annexures of the CFSGAM Global Policy are available to an Access Person’s acquisition of a direct or indirect Beneficial Ownership interest in a security.

This exemption does not apply to any Initial Public Offerings (IPOs) or Limited Offering (Private Placement) in the US jurisdiction. In all instances the US Act requires that these transactions must be pre-approved.

4.	Annual Holdings Reports

As stated in US-2 the reporting deadline for the Annual Holdings Report under the US Act is within 45 days of balance date. CFSGAM requires that the Annual Holdings Report be completed and provided no later than 30 days after balance date.

5.	Minimum Holding Period

All Beneficial Ownership interests in any security acquired by an Access Person must be held for a minimum of 30 days.

6.	Black-lists

Black-lists of securities are maintained. Approval to transact in a particular security will be denied if it is black-listed.

7.	Reminders of Obligations

The Chief Compliance Officer will issue a reminder to Access Persons at least annually of their obligations under this Policy.

CFSGAM Global Personal Dealing Policy